UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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THE STRIDE RITE CORPORATION

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To:	All Stride Rite, Payless and Collective Licensing Associates

From:	David Chamberlain and Matt Rubel

Subject:	Integration Progress Update

We’d like to provide you with an update on the progress of the integration planning process. In addition, we’re excited to share with you some encouraging feedback we’re receiving from the integration teams.

Last Friday in Lexington, the Integration Management Team met with each of the functional teams. In addition, senior leaders from Payless and Stride Rite met to discuss strategic direction for the organization.

We’re thrilled with the eagerness of integration team members to build relationships with one another and the progress the teams are making in their planning efforts. Wave 1 teams (Finance, Logistics, HR, IT and Sourcing) have agreed upon their charters and, in their initial meetings, have already identified some important benefits we can expect when we integrate our companies. The Wave 2 teams (Merchandise Planning and Distribution, Marketing, E-commerce, Law, and Store Development) recently began their work and will soon submit their charters. In the coming weeks, the teams will continue to identify specific opportunities to strengthen our business and grow our brands. The executive Steering Committee will review all recommendations and we will update you as decisions are made.

In one meeting last Friday, Pam Salkovitz, President of the Stride Rite Children’s Group, commented “as our teams have begun to meet, I’ve felt a very positive energy filling the room. Counterparts from Stride Rite and Payless are working together and learning much from one another. Team members are already identifying common challenges and realizing there are great opportunities to leverage one another’s strengths – which is a fantastic start given how early we are in this process.” Comments like this affirm our belief that the merger of our companies will yield many opportunities to combine our experience and talents to form a powerful business model.

We’re bringing together three great companies, each with unique and complementary businesses. There’s a tremendous wealth of talent and experience across our companies. And, as evidenced by Pam’s comment, it’s clear there are many ways we can learn and benefit from one another. Together, we will make Collective Brands, Inc. an industry powerhouse capable of serving more customers, through a broad portfolio of strong brands, sold through multiple channels.

We’re excited about the future, and we will continue to provide you with regular updates as the integration planning process continues. In the meantime, we encourage you to send your questions, ideas or suggestions to AskCollective@collectivebrandsinc.com.

Best regards,

David and Matt

This communication contains one or more forward-looking statements. Forward-looking statements are identified by words such as “will,” “expected,” and other similar words. A variety of known and unknown risks and uncertainties could cause actual results to differ materially from the anticipated results which include, but are not limited to: satisfaction of all conditions required for closing, the ability to obtain the approval of The Stride Rite Corporation’s shareholders; the risk that the businesses will not be integrated successfully, or will take longer than anticipated; the risk that the expected cost savings will not be achieved or unexpected costs will be incurred; the risk that customers will not be retained or that disruptions from the transaction will harm relationships with customers, employees and suppliers; costs and other expenditures in excess of those projected for environmental investigation and remediation or other legal proceedings; changes in accounting treatment of any financings; changes in consumer spending patterns; changes in intellectual property, customs and/or tax laws; litigation, including intellectual property and employment litigation; and the ability to hire and retain associates. In addition, other risks and uncertainties not presently known to us or that we consider immaterial could affect the accuracy of our forward-looking statements. Please refer to the Annual Reports on Form 10-K for Payless ShoeSource, Inc. (“Payless”) and The Stride Rite Corporation (“Stride Rite” collectively with Payless, the “Companies”) for the fiscal years ended February 3, 2007 and December 1, 2006, respectively, for more information on these and other risk factors that could cause actual results to differ. The Companies do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Stride Rite by Payless. In connection with the proposed acquisition, Payless and Stride Rite have filed proxy materials with the SEC, including Stride Rite’s definitive proxy statement on Schedule 14A. SHAREHOLDERS OF STRIDE RITE ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING STRIDE RITE’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders can obtain the documents free of charge by contacting the Secretary of Stride Rite at (617) 824-6000 or at the SEC’s web site, http://www.sec.gov.

This communication may also be deemed to be solicitation material in respect of the proposed amendment to the certificate of incorporation of Payless. In connection with the amendment to the certificate of incorporation, Payless has filed proxy materials with the SEC, including Payless’s definitive proxy statement on Schedule 14A. STOCKHOLDERS OF PAYLESS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING PAYLESS’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED AMENDMENT TO PAYLESS’S CERTIFICATE OF INCORPORATION. Investors and security holders can obtain the documents free of charge by contacting Payless Investor Relations at (785) 559-6966 or at the SEC’s web site, http://www.sec.gov.

Payless and its directors and executive officers, and Stride Rite and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of Stride Rite common stock in respect of the proposed transaction. Payless and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the holders of Payless common stock in respect of the proposed amendment of Payless’s Certificate of Incorporation. Information about the directors and executive officers of Payless is set forth in Payless’ Annual Report on Form 10-K for the most recently ended fiscal year, which was filed with the SEC on April 3, 2007. Information about the directors and executive officers of Stride Rite is set forth in the proxy statement for Stride Rite’s most recent 10-K, which was filed with the SEC on February 13, 2007. Investors may obtain additional information regarding the interest of Payless and its directors and executive officers, and Stride Rite and its directors and executive officers in the proposed transaction by reading the proxy statement regarding the acquisition when it becomes available. Investors may obtain additional information regarding the interest of Payless and its directors and executive officers in the proposed amendment to Payless’s Certificate of Incorporation by reading the proxy statement regarding the amendment of the certificate of incorporation when it becomes available.